MIDWAY GOLD ANNOUNCES SALE OF ASSETS TO

GRP MINERALS, LLC HAS CLOSED

DENVER, CO – May 17, 2016 – Midway Gold Corp. (the “Company” or “Midway”) reports that the previously announced sale of assets from its subsidiaries to GRP Minerals, LLC has closed.  The details of the sale can be found in Midway’s press release dated May 13, 2016, on Midway’s website (www.midwaygold.com) and the website containing information filed in the Chapter 11 bankruptcy case which is located on http://dm.epiq11.com/MidwayGold.

For More Information on Midway, Contact:

Midway Gold Corp.

Public Relations: 720-979-0900

www.midwaygold.com